As filed with the Securities and Exchange Commission on June 29, 2000
                                           Commission File No. 333-_____________
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              MATRIX BANCORP, INC.
             (Exact name of registrant as specified in its charter)

Colorado                                                84-1233716
(State of Incorporation)                    (I.R.S. Employer Identification No.)

        1380 Lawrence Street, Suite 1410
             Denver, Colorado                               80204
   (Address of Principal Executive Offices)               (Zip Code)

              1996 AMENDED AND RESTATED EMPLOYEE STOCK OPTION PLAN

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

Guy A. Gibson, President and CEO              Steven F. Carman
Matrix Bancorp, Inc.                          Blackwell Sanders Peper Martin LLP
1380 Lawrence Street, Suite 1410              Two Pershing Square
Denver, Colorado  80204                       2300 Main Street, Suite 1000
(303) 595-9898                                Kansas City, Missouri  64108
                                              (816) 983-8000
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------- -------------------- -------------------------- ------------------------ ---------------------
                                                   Proposed Maximum          Proposed Maximum           Amount of
 Title of Securities to      Amount to be         Offering Price Per        Aggregate Offering       Registration Fee
     be Registered         Registered (1)(2)         Share (3)(4)              Price (3)(4)               (3)(4)
------------------------- -------------------- -------------------------- ------------------------ ---------------------
Common stock, $0.0001       350,000 shares              $7.0625                 $2,471,875             $ 687.19
par value per share
------------------------- -------------------- -------------------------- ------------------------ ---------------------

[FN]
(1) The securities to be registered include 125,000 additional shares reserved for issuance under the registrant's 1996 Employee Stock Purchase Plan and 225,000 additional shares reserved for issuance upon the exercise of options that may be granted from time to time under the registrant's 1996 Amended and Restated Employee Stock Option Plan (the "Plans").

(2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.

(3)  Estimated solely for the purpose of calculating the registration fee.

(4) Calculated pursuant to Rule 457(c). On June 27, 2000, the average of the highest and lowest selling price per share of common stock on the National Market System of The Nasdaq Stock Market, Inc. was $7.0625.

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
                                EXPLANATORY NOTE

         The purpose of this Registration Statement is to register 125,000 additional shares of Common Stock, $.0001 par value per share (the "Common Stock"), of Matrix Bancorp, Inc. (the "Company") issuable pursuant to the Company's 1996 Employee Stock Purchase Plan and 225,000 additional shares of Common Stock issuable upon the exercise of options that may be granted from time to time pursuant to the Company's 1996 Amended and Restated Employee Stock Option Plan. In accordance with General Instruction E of Form S-8, the contents of the Company's Registration Statement on Form S-8 (No. 333-36671) are incorporated herein by reference.

Item 8.  Exhibits

         The following exhibits are filed herewith or are incorporated by reference from documents filed by the Company with the Commission.

          4.1* 1996 Amended and Restated Employee Stock Option Plan (Exhibit
               4.2)

          4.2* 1996 Employee Stock Purchase Plan (Exhibit 4.3)

          5.1 Opinion of Blackwell Sanders Peper Martin LLP.

          23.1 Consent of Ernst & Young LLP

          23.2 Consent of Blackwell Sanders Peper Martin LLP (see Exhibit 5.1)


         *Filed as the exhibit shown in the parenthesis contained in the Company's registration statement on Form S-1 (No. 333-10223) effective October 17, 1996, incorporated herein by reference.

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on June 20, 2000.

                                               MATRIX BANCORP, INC.




                                               By: /s/ Guy A. Gibson
                                                   Guy A. Gibson, President and
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                        Positions                                    Date
----                                        ---------                                    ----


/s/ Guy A. Gibson                           President, Chief Executive Officer          June 20, 2000
----------------------------------------    and Director
Guy A. Gibson

/s/ Richard V. Schmitz                      Chairman of the Board                       June 20, 2000
----------------------------------------
Richard V. Schmitz


/s/ D. Mark Spencer                         Vice Chairman and Director                  June 20, 2000
-----------------------------------------
D. Mark Spencer


/s/ David W. Kloos                          Senior Vice President, Chief Financial      June 20, 2000
-----------------------------------------   Officer and Director (Principal
David W. Kloos                              Financial and Accounting Officer)

/s/ Thomas M. Piercy                        Director                                    June 20, 2000
-----------------------------------------
Thomas M. Piercy


/s/ Stephen Skiba                           Director                                    June 20, 2000
-----------------------------------------
Stephen Skiba


/s/ David A. Frank                          Director                                    June 21, 2000
-----------------------------------------
David A. Frank




                                  EXHIBIT INDEX


Exhibit Number                              Description
--------------                              -----------

5.1      Opinion of Blackwell Sanders Peper Martin LLP

23.1     Consent of Ernst & Young LLP